                                                                   EXHIBIT 10.19

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated as of December 20, 1995, is by and between Ultrak, Inc., a Colorado corporation ("Parent"), and Exxis Technologies, Inc., a Texas corporation ("Exxis").

                                  WITNESSETH:

         WHEREAS, the authorized capital stock of Exxis consists of 1,000,000 shares of Common Stock, $0.01 par value ("Exxis Common Stock"), of which 100,000 shares of Exxis Common Stock are issued and outstanding and owned by Parent; and

         WHEREAS, the respective boards of directors of Parent and Exxis deem it to be desirable and in the best interest of the respective corporations that the corporations merge into a single corporation (the "Merger"), and, pursuant to resolutions duly adopted, such boards of directors have approved and adopted this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I

         Section 1.1. In accordance with the provisions of the Colorado Business Corporation Act and the Texas Business Corporation Act at the Effective Time (as defined below) of the Merger, Exxis shall be merged into Parent, which shall be the surviving corporation (in its capacity as such surviving corporation Parent is hereinafter sometimes referred to as the "Surviving Corporation", and Parent and Exxis are hereinafter sometimes referred to collectively as the "Constituent Corporations"), and as such the Surviving Corporation shall continue to be governed by the laws of the State of Colorado.

         Section 1.2. The Merger shall become effective on the date that Articles of Merger, executed, adopted and approved in accordance with the Colorado Business Corporation Act, shall have been filed with the Secretary of State of Colorado. The time when the Merger shall become effective is herein called the "Effective Time." The actions described above shall be conclusive evidence, for all purposes of this Agreement, of compliance with all conditions precedent.

         Section 1.3. Except as may otherwise be set forth herein, at the Effective Time, the corporate existence and identity of Parent, with all its purposes, powers, franchises, privileges, rights and immunities shall continue under the laws of the State of Colorado, unaffected and unimpaired by the Merger, and the corporate existence and identity of Exxis with all its purposes, powers, franchises, privileges, rights and immunities, shall be merged with and into Parent and the Surviving Corporation shall be vested fully therewith, and the separate corporate existence and identity of Exxis shall thereafter cease, except to the extent continued by applicable law. At the Effective Time, the Surviving Corporation shall have the following rights and obligations:

                 (a) The Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all of the duties and liabilities, of a corporation organized under the laws of the State of Colorado.

                 (b) The Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all of the rights, privileges, immunities, powers, purposes and franchises, of both a public and private nature, of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account and all other choses in action, and every other interest of or belonging to either of the Constituent Corporations shall be deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and shall thereafter be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

                 (c) The Surviving Corporation shall thenceforth be responsible and liable for all debts, liabilities, obligations and duties of either of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either Constituent Corporation may be prosecuted as if the Merger had not occurred, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

         Section 1.4. If at any time the Surviving Corporation shall deem or be advised that any further transfers, assignments, conveyances, assurances in law or other acts or things are necessary or desirable to vest or confirm in the Surviving Corporation the title to any property or assets of either of the Constituent Corporations, each Constituent Corporation and its proper officers and directors shall execute and deliver any and all such proper transfers, assignments, conveyances and assurances in law, and shall do all other acts and things as are necessary or proper to vest or confirm title to such property and assets in the Surviving Corporation and to otherwise carry out the purposes and intent of this Agreement.

                                   ARTICLE II

         Section 2.1. The Articles of Incorporation of Parent in effect at the Effective Time shall constitute the Articles of Incorporation of the Surviving Corporation until amended, altered or repealed in the manner provided by law.

         Section 2.2. The By-Laws of Parent in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until amended, altered or repealed.

         Section 2.3. The directors of Parent at the Effective Time shall be the directors of the Surviving Corporation and shall hold office in accordance with the By-Laws of the Surviving Corporation until the next annual meeting of shareholders of the Surviving Corporation or until their respective successors are elected and qualified.

         Section 2.4. The officers of Parent at the Effective Time shall be the officers of the Surviving Corporation and shall hold office subject to the By-Laws of the Surviving Corporation.

                                   ARTICLE III

         Section 3.1. At the Effective Time, each share of Exxis Common Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be canceled.

                                   ARTICLE IV

         Section 4.1. This Agreement may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one instrument.

         Section 4.2. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent and Exxis at any time prior to the Effective Time.

         Section 4.3. This Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the parties hereto.

         IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be executed on its behalf by its respective officers hereunto duly authorized as of the date first above written.



                                        ULTRAK, INC.,
                                        a Colorado corporation



                                        By: /s/ GEORGE K. BROADY
                                            ------------------------------------
                                            George K. Broady, President



                                        EXXIS TECHNOLOGIES, INC.
                                        a Texas corporation



                                        By: /s/ GEORGE K. BROADY
                                            ------------------------------------
                                            George K. Broady, President




                                      3